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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2007

LAUREATE EDUCATION, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-22844 (Commission File Number)	52-1492296 (IRS Employer Identification No.)
1001 Fleet Street, Baltimore, Maryland (Address of principal executive offices)	21202 (ZIP Code)

Registrant's telephone number, including area code: (410) 843-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

        On June 3, 2007, Laureate Education, Inc., a Maryland corporation (the "Company"), entered into an Amended and Restated Agreement and Plan of Merger (the "Amended and Restated Merger Agreement") with Wengen Alberta, Limited Partnership, an Alberta limited partnership ("Parent"), and L Curve Sub Inc., a Maryland corporation and a direct subsidiary of Parent ("L Curve"). The Amended and Restated Merger Agreement amends and restates the Agreement and Plan of Merger dated as of January 28, 2007 among the same parties. Douglas L. Becker, the Company's Chairman and Chief Executive Officer, Steven Taslitz, an affiliate of one of the investors in Parent, certain trusts affiliated with Mr. Becker and Mr. Taslitz, and certain other stockholders of the Company (collectively, the "Rollover Stockholders") have agreed to contribute substantially all of their Company equity to Parent or an affiliate thereof. A copy of the press release announcing the execution of the Amended and Restated Merger Agreement and describing, among other things, investors in Parent, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

        The Company's Board of Directors approved the Amended and Restated Merger Agreement on the unanimous recommendation of a Special Committee comprised entirely of disinterested directors (the "Special Committee").

        Pursuant to the Amended and Restated Merger Agreement, L Curve is expected to assign some of its rights and obligations under the Amended and Restated Merger Agreement to M Curve Sub Inc., a Maryland corporation and a direct subsidiary of Parent ("M Curve", and together with L Curve, the "Purchasers"), including the right to acquire shares of the Company's common stock in the Offer (as defined below). L Curve and M Curve have agreed to commence a tender offer (the "Offer") to purchase all of the Company's outstanding shares of common stock, par value $0.01 per share (the "Shares"), at a price of $62.00 per Share, net to the seller in cash (subject to applicable withholding tax), without interest, on the terms and subject to the conditions set forth in the Amended and Restated Merger Agreement. The Offer is subject to the condition that there shall have been validly tendered and not withdrawn before the Offer expires a number of Shares which, when added to any shares of the Company's common stock already owned by Parent and its subsidiaries, represents a majority of the total number of outstanding shares of the Company's common stock on a fully diluted basis immediately prior to the expiration of the Offer. The Offer is also subject to the condition that the debt financing arranged by Parent and L Curve to fund the Offer and the subsequent Merger (as defined below) must be available for borrowing on the terms and conditions set forth in the debt financing commitments obtained by L Curve or on terms and conditions that are no less favorable, in the aggregate, to Parent and Purchasers, as determined in the reasonable judgment of Parent. The Offer is subject to certain other customary conditions.

        Following the consummation of the Offer and subject to the satisfaction or waiver of the conditions set forth in the Amended and Restated Merger Agreement and in accordance with the Maryland General Corporation Law, L Curve will merge (the "Merger") with and into the Company and the Company will continue as the surviving corporation. At the effective time of the Merger (the "Effective Time"), each Share, other than the Shares owned by Parent or the Purchasers immediately prior to the Effective Time, including Shares acquired by Parent or the Purchasers, will automatically be canceled and will cease to exist and will be converted into the right to receive $62.00 in cash, without interest, on the terms and subject to the conditions set forth in the Amended and Restated Merger Agreement.

        The closing of the Merger, if required by applicable law, is subject to approval of the Merger by holders of the outstanding Shares remaining after the completion of the Offer. However, the parties have agreed that if after the purchase of Shares pursuant to the Offer and any subsequent offering period, and after giving effect to any Shares purchased pursuant to the option described in the next paragraph, Purchasers own at least 90% of the outstanding Shares, then once the other conditions to completion of the Merger are satisfied or waived, L Curve will then merge into the Company in a "short-form" pursuant to applicable Maryland law, which will not require a vote of the Company's stockholders.

        In the Amended and Restated Merger Agreement, the Company also granted Purchasers the option (the "Top-Up Option") to purchase, at a price per Share equal to the price paid in the Offer price, a number of newly issued Shares equal to the number of Shares that, when added to the number of Shares owned, directly or indirectly, by Parent or Purchasers at the time of exercise of the Top-Up Option, constitutes one Share more than 90% of the total Shares that would be outstanding immediately after the issuance of all Shares subject to the Top-Up Option. The Top-Up Option, which is subject to compliance with Nasdaq and other applicable rules, may be exercised by Purchasers, in whole or in part, at any time on or after the expiration of the Offer and on or prior to the fifth business day after the expiration date of any subsequent offering period.

        The Amended and Restated Merger Agreement further provides that, subject to compliance with applicable law, promptly upon payment for Shares by Purchasers to consummate the Offer, Parent shall be entitled to designate all of the members of the board of directors of the Company. After Parent's designees are elected or appointed to the Company's Board of Directors and prior to the approval of the Amended and Restated Merger Agreement by the Company's stockholders, the Amended and Restated Merger Agreement may not be amended in a manner that would adversely affect the right of the Company's stockholders to receive the merger consideration.

        The Company is subject to a "no-shop" restriction on its ability to solicit third-party proposals, provide information and engage in discussions with third parties. The no-shop provision is subject to a provision that allows the Company to provide information and participate in discussions with respect to third-party proposals that the Special Committee believes in good faith to be bona fide and determines in good faith, after consultation with advisors, could reasonably be expected to result in a "superior proposal," as defined in the Amended and Restated Merger Agreement.

        The Amended and Restated Merger Agreement may be terminated and the Offer and the Merger abandoned prior to the date Shares are accepted for payment in the Offer under a number of specified circumstances, including by the Company in order to accept a Superior Proposal (as defined in the Amended and Restated Merger Agreement). Upon termination of the Amended and Restated Merger Agreement, under specified circumstances, the Company will be required to reimburse Parent for the transaction expenses of Parent or Purchasers up to $15 million and, under other specified circumstances (including the circumstances referred to above), the Company will be required to pay Parent a termination fee of $110 million (less any expenses previously reimbursed to Parent).

        Parent has obtained equity and debt financing commitments for the transactions contemplated by the Amended and Restated Merger Agreement in an aggregate amount sufficient for Parent to pay the aggregate consideration in connection with the Offer and the Merger and all related fees and expenses.

        The Special Committee engaged Morgan Stanley & Co., Inc. ("Morgan Stanley") and Merrill Lynch, Pierce, Fenner and Smith Incorporated ("Merrill Lynch"), to serve as financial advisors to the Special Committee. On June 2, 2007, Morgan Stanley and Merrill Lynch each delivered an opinion to the Special Committee that as of the date of the opinion, the consideration to be received by holders of the Company's common stock in the Offer and the Merger is fair to such holders (other than the holders of Company common stock that are affiliates of Parent and the Rollover Stockholders) from a financial point of view.

        The Amended and Restated Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Amended and Restated Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Amended and Restated Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Amended and Restated Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amended and Restated Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.

        The foregoing summary of the Amended and Restated Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Amended and Restated Merger Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

  Notice to Investors

        The tender offer for the outstanding common stock of the Company referred to in this Current Report on Form 8-K has not yet commenced. This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy Shares will be made pursuant to an offer to purchase and related materials that Purchasers intend to file with the Securities and Exchange Commission. At the time the offer is commenced, Purchasers will file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other offer documents) and the Solicitation/Recommendation Statement on Schedule 14D-9 will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to all stockholders of the Company. In addition, all of these materials (and all other materials filed by the Company with the Securities and Exchange Commission) will be available at no charge from the Securities and Exchange Commission through its website at www.sec.gov. Free copies of the Offer to Purchase, the related Letter of Transmittal and certain other offering documents will be made available by Parent at [9 West 57th Street, Suite 4200, New York, New York 10019]. Investors and security holders may also obtain free copies of the documents filed with the Securities and Exchange Commission by the Company at www.Laureate-inc.com.

  Forward-Looking Statements

        This Current Report on Form 8-K includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risk and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those described in the forward-looking statements.

        The following factors might cause such a difference:

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  The Company's operations can be materially affected by competition in its target markets and by overall market conditions, among other factors.

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  The Company's foreign operations, in particular, are subject to political, economic, legal, regulatory and currency-related risks.

        Certain additional factors could affect the outcome of the matters described in this Current Report on Form 8-K. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Amended and Restated Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Amended and Restated Merger Agreement; (3) the inability to complete the Offer or complete the Merger due to the failure to satisfy the conditions required to complete the Offer and the Merger; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the Offer and the Merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Offer and the Merger; (6) the ability to recognize the benefits of the Offer and the Merger; (7) the amount of the costs, fees, expenses and charges related to the Offer and the Merger and the actual terms of certain financings that will be obtained for the Offer and the Merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the Offer and the Merger. Many of the factors that will determine the outcome of the subject matter of this Current Report on Form 8-K are beyond the Company's ability to control or predict. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

        Additional information regarding these risk factors and uncertainties is detailed from time to time in the Company's filings with the Securities and Exchange Commission, including but not limited to the Company's most recent Forms 10-K/A and 10-Q, available for viewing on the Company's website. (To access this information on the Company's website, www.laureate-inc.com, please click on "Investor Relations", "SEC Filings").

        Item 2.03 is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

        The Company and Iniciativas Culturales de Espana, SL, a wholly-owned subsidiary of the Company, entered into a Second Amendment dated as of June 3, 2007 (the "Amendment") to the Five-Year Credit Agreement dated as of August 16, 2006 (the "Original Credit Agreement" and, as amended, the "Credit Agreement") with JPMorgan Chase Bank, N.A., as facility agent and collateral agent, J.P. Morgan Europe Limited, as London agent, and the lenders party thereto.

        Prior to the Amendment, the Credit Agreement included, among other things, a revolving line of credit in the maximum principal amount of US$200 million (the "US Tranche") and a revolving line of credit in the maximum principal amount of US$150 million (the "Spanish Tranche," and together with the US Tranche, the "Revolving Credit Facility"). The Amendment, among other things (i) provides for the possible increase in the US Tranche commitments by an aggregate principal amount of up to an additional US$175 million, (ii) provides for an increase in the maximum amount of the Revolving Credit Facility that would be available for letters of credit from US$35 million to US$110 million, (iii) amends the definition of "Change of Control" in the Credit Agreement such that the acquisition of a controlling interest in the Company pursuant to the Offer, would not constitute a Change of Control (as such term is defined in the Credit Agreement) and (iv) imposes restrictions or prohibitions on the Company's ability to make certain Restricted Payments and to engage in certain transactions with Affiliates (as such term is defined in the Credit Agreement). The Credit Agreement expires on August 6, 2011.

        The foregoing summary of the Amendment and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Amendment attached as Exhibit 10.1, which is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On June 2, 2007, in accordance with the terms of the Amended and Restated Merger Agreement, the Company's Board of Directors amended and restated Article XV, Certain Elections, Section 1 of the Company's Amended and Restated Bylaws (the "Bylaws"). The amendment and restatement was adopted in order to opt out of the Maryland Control Share Acquisition Act (Title 3, Subtitle 7 of the Maryland General Corporation Law) with respect to any acquisition of Shares by Parent and Purchasers in connection with the Offer and the Merger.

        The above summary is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

        On June 4, 2007, the Company issued a press release announcing that it had entered into the Amended and Restated Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

        (d) Exhibits.

        See the Index of Exhibits attached to this Form 8-K, which is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.
By:	/s/ ROBERT W. ZENTZ Name: Robert W. Zentz Title: Senior Vice President and General Counsel

Date: June 4, 2007

INDEX OF EXHIBITS

Number	Exhibit
2.1	Amended and Restated Merger Agreement and Plan of Merger, dated as of June 3, 2007
3.1	Amendment to Amended and Restated Bylaws
10.1	Second Amendment dated as of June 3, 2007 to the Five-Year Credit Agreement dated as of August 16, 2006, as amended
99.1	Press release dated June 4, 2007 issued by Laureate Education, Inc.

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SIGNATURES
INDEX OF EXHIBITS